                                                               Exhibit 99.(b)(1)








================================================================================

                                CREDIT AGREEMENT
                           Dated as of August 28, 2000
                                      among
                            JRC ACQUISITION CORP. and
                                   L&LR, INC.,
                                as Co-Borrowers,
                          THE LENDERS SIGNATORY HERETO
                               FROM TIME TO TIME,
                                   as Lenders,
                                       and
                            THE CHASE MANHATTAN BANK,
         as Administrative Agent, Arranger, Syndication Agent and Lender
                                       and
                                FLEET BANK, N.A.,
                             as Documentation Agent

================================================================================

                                TABLE OF CONTENTS

      This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page

1.    AMOUNT AND TERMS OF CREDIT

      1.1.     Availability                                                  1

      1.2.     Use of Proceeds                                               1

      1.3.     Notes                                                         1

      1.4.     Notice of Borrowing                                           2

      1.5.     Disbursement of Funds                                         2

      1.6.     Pro Rata Borrowings                                           3

      1.7.     Prepayments; Repayment                                        3

      1.8.     Interest                                                      3

      1.9.     Fees                                                          4

      1.10.    Method and Place of Payment                                   4

      1.11.    Application and Allocation of Payments                        4

      1.12.    Indemnity                                                     5

      1.13.    Capital Adequacy; Increased Costs; Illegality                 6

      1.14     Single Loan                                                   6

1.    CONDITIONS PRECEDENT

      2.1.     Corporate Documents                                           7

      2.2.     Officer's Certificate                                         7

      2.3.     Opinion of Counsel                                            7

      2.4.     Credit Agreement; Notes; Loan Documents                       7

      2.5.     Approvals                                                     8

      2.6.     Payment of Fees                                               8

      2.7.     Related Transactions Documents; Tender Offer Acquisition;
               Merger                                                        8

      2.8.     Permanent Credit Agreement                                    8

      2.9.     No Litigation                                                 9

      2.10.    Lien Search Results                                           9

      2.11.    No Default; Representations and Warranties                    9

      2.12.    Notice of Borrowing                                           9

      2.13     Form U-1                                                      9

3.    REPRESENTATIONS AND WARRANTIES

      3.1.     Corporate Existence; Compliance with Law                     10

      3.2.     Corporate Power; Authorization; Enforceable Obligations      10

      3.3.     Financial Condition; Solvency                                10

      3.4.     Special Purpose Corporation                                  11

      3.5.     Government Regulation                                        11

      3.6.     Margin Regulations                                           11

      3.7.     No Litigation                                                12

      3.8.     Full Disclosure                                              12

      3.9.     Year 2000 Problems                                           12

      3.10.    Related Transactions                                         12

      3.11.    Common Stock of Cigar                                        13

      3.12     Pledge Agreements                                            13

4.    AFFIRMATIVE COVENANTS

      4.1.     Maintenance of Existence and Conduct of Business             13

      4.2.     Payment of Obligations                                       14

      4.3.     Books and Records                                            14

      4.4.     Compliance with Laws                                         14

      4.5.     Information Covenants                                        14

      4.6.     Performance of Obligations                                   14

      4.7.     Consummation of Merger                                       14

      4.8.     Further Assurances                                           15

5.    NEGATIVE COVENANTS

      5.1.     Consolidation, Merger, Sale of Assets, Etc.                  15

      5.2.     Advances, Investments, Loans, Purchase of Assets             15

      5.3.     Indebtedness                                                 15

      5.4.     Affiliate Transactions                                       16

      5.5.     Limitation on Issuance of Equity                             16

      5.6.     Modifications of Certificate of Incorporation, By-Laws and
               Certain Agreements, etc.                                     16

      5.7.     Liens                                                        16

      5.8.     Restricted Payments                                          16

      5.9.     Change of Corporate Name or Location                         16

      5.10.    Limitation on the Creation of Subsidiaries                   16

      5.11.    Business 16

      5.12.    Margin Regulations                                           17

6.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      6.1      Events of Default                                            17

      6.2.     Remedies                                                     18

      6.3.     Waivers by Co-Borrowers                                      18

7.    THE ADMINISTRATIVE AGENT

      7.1.     Appointment of Administrative Agent                          19

      7.2.     Nature of Duties                                             19

      7.3.     Lack of Reliance on the Administrative Agent                 19

      7.4.     Reliance                                                     20

      7.5.     Indemnification                                              20

      7.6.     The Administrative Agent in its Individual Capacity          21

      7.7.     Holders                                                      21

      7.8.     Documentation Agent; Syndication Agent                       21

8.    MISCELLANEOUS

      8.1.     Successors and Assigns                                       21

      8.2.     Complete Agreement; Modification of Agreement                22

      8.3.     Amendment or Waiver                                          22

      8.4.     Fees and Expenses                                            22

      8.5.     No Waiver                                                    23

      8.6.     Remedies                                                     23

      8.7.     Right of Setoff                                              23

      8.8.     Severability                                                 24

      8.9.     Governing Law                                                24

      8.10.    Notices                                                      25

      8.11.    Section Titles                                               25

      8.12.    Counterparts                                                 25

      8.13.    Waiver of Jury Trial                                         25

      8.14.    Reinstatement                                                26

      8.15.    No Strict Construction                                       26

                               INDEX OF APPENDICES


Exhibit A                           - Form of Note
Exhibit B                           - Form of Notice of Borrowing
Exhibit C-1                         - Form of Pledge Agreement of JRC
Exhibit C-2                         - Form of Pledge Agreement of L&LR
Exhibit C-3                         - Form of Amended and Restated Pledge
                                      Agreement of L&LR
Annex A (Recitals)                  - Definitions
Annex B (from Annex A-              - Commitments as of Closing Date
     Commitments definition)
Annex C                             - Address for Notices

      CREDIT AGREEMENT, dated as of August 28, 2000, among JRC ACQUISITION CORP., a Delaware corporation ("JRC"); L&LR, INC., a Delaware corporation ("L&LR") (JRC and L&LR together with their successors and assigns, collectively, the "Co-Borrowers"); each of the Lenders named under the caption "Lenders" on the signature pages hereof (together with its successors and assigns, individually, a "Lender" and, collectively, the "Lenders"); THE CHASE MANHATTAN BANK, as Administrative Agent and Documentation Agent for the Lenders (the "Administrative Agent"); and FLEET BANK, N.A., as Documentation Agent for the Lenders (the "Documentation Agent").

                                    RECITALS

      WHEREAS, Co-Borrowers desire that Lenders extend Loans to Co-Borrowers, jointly and severally, in an aggregate amount of up to the Maximum Amount for the purpose of financing the Tender Offer Consideration, the Merger Consideration and expenses related thereto, as more fully described herein, and for this purpose, Lenders are willing to make certain loans to Co-Borrowers of up to such amount upon the terms and conditions set forth herein; and

      WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A. All Annexes, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified in this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.    AMOUNT AND TERMS OF LOANS

      1.1. AVAILABILITY. Subject to the terms and conditions hereof, each Lender severally agrees to make on each Borrowing Date a loan (each a "Loan" and collectively the "Loans") to the Co-Borrowers which Loans shall (i) bear interest as provided in Section 1.8, (ii) be made and maintained in Dollars,
(iii) not exceed for any Lender, in aggregate principal amount, that amount which equals such Lender's Commitment, (iv) not exceed in the aggregate the Maximum Amount, and (v) be the joint and several obligations of the Co-Borrowers.

      1.2. USE OF PROCEEDS. All proceeds of the Loans shall be used by the Co-Borrowers solely (i) on the Tender Offer Borrowing Date (x) to pay the Tender Offer Consideration and (y) to pay transaction fees and expenses related to the Tender Offer Acquisition, and (ii) on the Merger Borrowing Date (x) to pay the Merger Consideration and (y) to pay fees and expenses related to the Merger.

      1.3. NOTES. The Loans shall be evidenced by promissory notes substantially in the form of Exhibit A (each a "Note" and collectively, the "Notes"). Each
Note issued by Co-Borrowers to any Lender shall (i) be executed by, and be the joint and several obligations of, Co-Borrowers, (ii) be payable to the order of such Lender and be dated the date of issuance, (iii) be in a stated principal amount equal to the Lender's Pro Rata Share of the Loans evidenced in part by such Note, (iv) mature on the Maturity Date, (v) bear interest as provided in Section 1.8, (vi) be subject to voluntary prepayment as provided in
Section 1.7 and (vii) be entitled to the benefits of this Agreement and be secured by the Collateral pursuant to the Pledge Agreements. Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Co-Borrowers' obligations in respect of such Loans.

      1.4. NOTICE OF BORROWING. (a) Whenever Co-Borrowers desire to incur Loans hereunder, they shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Loan, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), shall be in the form of Exhibit B, shall be irrevocable and shall be given by the Co-Borrowers, appropriately completed to specify (i) the date of such incurrence (which shall be a Business Day), and (ii) the aggregate principal amount of the Loans to be made. The Administrative Agent shall promptly (and in any event within one Business Day after its receipt of a Notice of Borrowing) give each Lender notice of such proposed incurrence, of such Lender's Pro Rata Share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

      (b) Without in any way limiting the obligation of the Co-Borrowers to confirm in writing any telephonic notice of any incurrence of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice, believed by the Administrative Agent in good faith to be from an Authorized Officer of each Co-Borrower prior to receipt of written confirmation. In each such case, the Co-Borrowers hereby waive the right to dispute the Administrative Agent's record of the terms of such telephonic notice, absent manifest error.

      1.5. DISBURSEMENT OF FUNDS. No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Lender will make available its Pro Rata Share of each Borrowing requested to be made on such date, in Dollars and in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will make available to the Co-Borrowers at the Payment Office in Dollars and in immediately available funds, the aggregate of the amounts specified in the Notice of Borrowing and permitted hereunder prior to 2:00 P.M. (New York time) on such day. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Co-Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. The Administrative Agent shall also be entitled to recover on demand from such Lender, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the

Administrative Agent to the Co-Borrowers until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the overnight Federal Funds Rate. Nothing in this Section 1.5 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Co-Borrowers may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

      1.6. PRO RATA BORROWINGS. All Borrowings under this Agreement shall be incurred from the Lenders on the basis of their Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

      1.7.  PREPAYMENTS; REPAYMENT.

      (a) Voluntary Prepayments. The Co-Borrowers shall have the right to prepay Loans, without premium or penalty, in whole or in part from time to time.

      (b) Mandatory Repayments. All outstanding Loans together with interest accrued thereon and unpaid Fees due and owing shall be repaid in full on the Maturity Date.

      1.8.  INTEREST.

      (a) The Co-Borrowers agree to pay interest in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to the Co-Borrowers until the maturity (whether by acceleration or otherwise) of such Loan, at a rate per annum equal to the Prime Rate in effect from time to time.

      (b) If any Default or Event of Default shall have occurred and be continuing, the interest rates applicable to the Loans shall be increased by two percent (2%) per annum above the rate of interest otherwise applicable hereunder ("Default Rate"). Interest at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand. Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to Prime Rate plus two percent (2%).

      (c) Accrued (and theretofore unpaid) interest shall be payable (i) on each Interest Payment Date applicable thereto and (ii) on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

      (d) All computations of interest shall be made by the Administrative Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by Administrative Agent of an interest rate hereunder shall be conclusive, absent manifest error.

      (e) Notwithstanding anything to the contrary set forth in this Section 1.8, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Co-Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Administrative Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Initial Borrowing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.8(a) through (d) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

      1.9. FEES.

      (a) Co-Borrowers shall pay to Chase the Fees specified in the Fee Letter at the times specified for payment therein.

      (b) The Co-Borrowers shall pay to the Administrative Agent for distribution to each Lender a commitment fee (the "Commitment Fee") for the period from and including the date hereof to but not including the Termination Date, computed at a rate equal to .325% per annum on the average daily unutilized Commitment of such Lender. Accrued commitment fees payable to the Lenders shall be payable on the first Business Day of each month and on the Termination Date. For purposes of calculating the Commitment Fee hereunder, the amount of each Lender's "Commitment" shall be deemed to be based upon a "Maximum Amount" equal to $55,000,000.

      (c) All computation of Fees calculated on a per annum basis shall be made by Administrative Agent on the basis of a three hundred and sixty (360) day year for the actual number of days occurring in the period for which such Fees are payable. Each determination by Administrative Agent of Fees hereunder shall be conclusive, absent manifest error.

      1.10. METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto no later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds at the Payment Office of the Administrative Agent and in Dollars.

      1.11. APPLICATION AND ALLOCATION OF PAYMENTS. So long as no Default or Event of Default shall have occurred and be continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; and (ii) voluntary prepayments shall be applied pro rata to the Loans, first to unpaid interest accrued thereon and then to reduce the unpaid principal amount of the Loans. All payments and prepayments shall be applied ratably to the portion of the aggregate Loans held by each Lender as determined by its Pro Rata Share. As to each payment made when a Default or Event or Default shall have occurred and be continuing or following the Maturity Date, Co-Borrowers hereby irrevocably waive the right to direct the application of any and all payments received from or on behalf of Co-Borrowers, and Co-Borrowers hereby irrevocably agree that Administrative Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Administrative Agent may deem advisable notwithstanding any previous entry by Administrative Agent in any books and records. In the absence of a specific determination by Administrative Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Administrative Agent's expenses reimbursable hereunder;
(2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on the Loans, ratably to the aggregate, combined principal balance of the Loans; and (4) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 8.4.

      1.12. INDEMNITY. Each Co-Borrower shall jointly and severally indemnify and hold harmless each of the Administrative Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (other than those solely among Lenders and/or Administrative Agent) (collectively, "Indemnified Liabilities"); provided, that no such Co-Borrower shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense is found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

      1.13.  CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY.

      (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the date hereof, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Co-Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Administrative Agent) pay to Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Co-Borrowers and to Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

      (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Co-Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Administrative Agent), pay to Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Co-Borrowers and to Administrative Agent by such Lender, shall be conclusive and binding on Co-Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Co-Borrowers pursuant to this Section 1.13.

      (c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation.

      1.14. SINGLE LOAN. The Loans to Co-Borrowers and all of the other Obligations of Co-Borrowers arising under this Agreement and the other Loan Documents shall constitute one general obligation of Co-Borrowers.

2. CONDITIONS PRECEDENT. The obligation of each Lender to make Loans, or to take, fulfill, or perform any other action hereunder, is subject to the satisfaction of the following conditions on or before November 30, 2000 unless otherwise waived by the Administrative Agent:

      2.1. CORPORATE DOCUMENTS. On the Initial Borrowing Date, the Administrative Agent shall have received the following documents, each certified as indicated below:

      (a) copies of the Certificates of Incorporation, as amended and in effect, of the Co-Borrowers certified as of a recent date by the Secretary of State of their respective jurisdictions of incorporation, and a certificate from such Secretary of State dated as of a recent date as to the good standing of and corporate documents filed by each such Co-Borrower;

      (b) a certificate of the Secretary or an Assistant Secretary of each of the Co-Borrowers, dated the Initial Borrowing Date and certifying (i) that attached thereto is a true and complete copy of the By-laws of the Co-Borrower as amended and in effect at all times from the date on which the resolutions referred to in clause (ii) were adopted to and including the date of such certificate, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Co-Borrower authorizing the execution, delivery and performance of the Loan Documents and the extensions of credit thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (iii) that the Certificate of Incorporation of the Co-Borrower has not been amended since the date of the certification thereto furnished pursuant to subparagraph (a) above, and (iv) as to the incumbency and specimen signature of each officer of the Co-Borrower executing the Loan Documents (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from the Co-Borrower); and

      (c) a certificate of another officer of the Co-Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of the Co-Borrower.

      2.2. OFFICER'S CERTIFICATE. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated such date of a senior officer of each Co-Borrower, stating that all of the applicable conditions set forth in this Section 2 have been met.

      2.3. OPINION OF COUNSEL. On the Initial Borrowing Date, the Administrative Agent shall have received an opinion, dated the Initial Borrowing Date, of Morgan, Lewis & Bockius LLP, counsel to the Co-Borrowers, in form and substance satisfactory to the Administrative Agent, the Lenders and their counsel (and the Co-Borrowers hereby instruct such counsel to deliver such opinion to the Lenders and the Administrative Agent).

      2.4. CREDIT AGREEMENT; NOTES; LOAN DOCUMENTS. (a) On or prior to the Initial Borrowing Date, this Agreement shall have been duly executed by, and delivered to, Co-Borrowers, the Administrative Agent and Lenders; the Notes shall have been duly completed and executed and delivered; all other Loan Documents, including, without limitation, the Collateral Documents shall have been duly executed by the Co-Borrowers party thereto; and Administrative Agent shall have received such documents, instruments, agreements and legal opinions as Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, each in form and substance satisfactory to Administrative Agent.

      (b) On or prior to the Initial Borrowing Date, (i) JRC and L&LR shall have duly authorized, executed and delivered respective pledge agreements substantially in the forms of Exhibit C-1 and C-2, respectively, (ii) JRC shall have (A) delivered to the Administrative Agent for the ratable benefit of the Lenders all of the Pledged Stock referred to in the Pledge Agreement of JRC then owned by JRC together with executed and undated irrevocable stock powers, and (B) taken such other action, and executed such other documents, including without limitation UCC-1 financing statements, to perfect the security interests created thereunder, as the Collateral Agent shall request in its sole discretion, and (iii) L&LR shall have (A) delivered to the Administration Agent for the ratable benefit of the Lenders all of the Pledged Stock referred to in the Pledge Agreement of L&LR then owned by L&LR together with executed and undated irrevocable stock powers, and (B) taken such other action, and executed such other documents, including without limitation UCC-1 financing statements, to perfect the security interests created thereunder, as the Collateral Agent shall request in its sole discretion. On the Merger Borrowing Date, L&LR shall have duly authorized, executed and delivered an amended and restated pledge agreement substantially in the form of Exhibit C-3 and shall have (i) delivered to Administration Agent for the ratable benefit of the Lenders all of the Pledged Stock referred to in such Pledge Agreement together with executed and undated irrevocable stock powers, and (ii) taken such other action, and executed such other documents, including without limitation, UCC-1 financing statements, to perfect the security interests created thereunder, as the Collateral Agent shall request in its sole discretion.

      2.5. APPROVALS. On or prior to the Initial Borrowing Date, Administrative Agent shall have received (i) satisfactory evidence that the Co-Borrowers have obtained all required material waivers, consents and approvals of all Persons including all requisite Governmental Authorities in connection with the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby or (ii) an officer's certificate in form and substance satisfactory to Administrative Agent affirming that no such waivers, consents or approvals are required.

      2.6. PAYMENT OF FEES. On or prior to the Initial Borrowing Date, Co-Borrowers shall have paid in full to the Administrative Agent and the Lenders all costs, fees (including the Fees) and expenses payable to the Administrative Agent and the Lenders to the extent then due pursuant hereto and the Fee Letter.

      2.7. RELATED TRANSACTIONS DOCUMENTS; TENDER OFFER ACQUISITION; Merger. On or prior to the Initial Borrowing Date, Lenders shall have received fully executed copies of all the Related Transactions Documents, each of which shall be in form and substance satisfactory to Administrative Agent and its counsel. The Tender Offer Acquisition shall be consummated contemporaneously with the Tender Offer Borrowing Date in accordance with the terms of the Tender Offer and without waiver of any conditions (except as expressly permitted thereunder) unless consented to by the Administrative Agent. The Merger shall be consummated contemporaneously with the Merger Borrowing Date.

      2.8. PERMANENT CREDIT AGREEMENT. On the Initial Borrowing Date, Administrative Agent shall have received fully executed copies of the Permanent Credit Agreement and all documents then required to be delivered thereunder and the Co-Borrowers thereunder shall be in compliance with the terms and conditions thereof.

      2.9. NO LITIGATION. On each Borrowing Date, there shall exist no action, suit, investigation, litigation or proceeding affecting the Co-Borrowers or Cigar pending or threatened before any court, governmental agency or arbitration that could reasonably be expected to have a Material Adverse Effect.

      2.10. LIEN SEARCH RESULTS. On the Initial Borrowing Date, the Administrative Agent and each of the Lenders shall have received completed requests for information showing all effective financing statements, tax liens and judgments, filed against the Co-Borrowers, and such requests shall reveal no liens, security interests or encumbrances against any assets of the Co-Borrowers and no tax liens or judgments.

      2.11. NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of the making of any Loans hereunder and also after giving effect thereto (i) there shall exist no Default or Event of Default, (ii) all representations and warranties contained herein or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Loans (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), (iii) all representations and warranties of Cigar and the other Co-Borrowers contained in the Permanent Credit Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been on the date of the making of such Loans (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date) and (iv) there shall have occurred no event or circumstance having a Material Adverse Effect on Co-Borrowers or Cigar. The request and acceptance by Co-Borrowers of the proceeds of any Loan shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Co-Borrowers that the conditions in this Section
2.11 have been satisfied and (ii) a reaffirmation by Co-Borrowers of the granting and continuance of Administrative Agent's Liens, on behalf of itself and Lenders, pursuant to the Pledge Agreement.

      2.12. NOTICE OF BORROWING. Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing.

      2.13. FORM U-1. On the Initial Borrowing Date, the Administrative Agent and each of the Lenders shall have received Federal Reserve Form U-1 provided for in Regulation U of the Board of Governors of the Federal Reserve System, the statements made in which shall be such, in the opinion of the Administrative Agent and the Lenders, as to permit the transactions contemplated hereby in accordance with said Regulation U.

3.    REPRESENTATIONS AND WARRANTIES

      To induce Lenders to make the Loans, the Co-Borrowers, jointly and severally, make the following representations and warranties to the Administrative Agent and each Lender, each and all of which shall survive the execution and delivery of this Agreement.

      3.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Co-Borrower and Cigar
(a) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, and to conduct its business as now, heretofore and proposed to be conducted; (d) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities and all Persons having jurisdiction, to the extent required for such ownership, operation and conduct and is in compliance with all such licenses, permits, consents or approvals; (e) is in compliance with its certificate of incorporation and by-laws; and (f) is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      3.2. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Co-Borrower of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Co-Borrower's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Co-Borrower's certificate of incorporation (or similar organizational document) or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Co-Borrower is a party or by which such Co-Borrower or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Co-Borrower other than those in favor of Administrative Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person. On or prior to the Initial Borrowing Date, each of the Loan Documents shall have been duly executed and delivered by each Co-Borrower and each such Loan Document shall then constitute a legal, valid and binding obligation of such Co-Borrower enforceable against it in accordance with its terms.

      3.3. FINANCIAL CONDITION; SOLVENCY. (a) Since inception, there has been no material adverse change in the business, operations, property, assets, liabilities or condition (financial or otherwise) of Co-Borrowers, either individually or taken as a whole.

      (b) On a pro forma basis after giving effect to the Loans occurring on such date and Liens created by the Co-Borrowers in connection therewith, each of the Co-Borrowers on a consolidated and stand-alone basis is Solvent.

      (c) Except for liabilities or obligations of Co-Borrowers arising under the Loan Documents, there are not as of the Initial Borrowing Date, and as of each Borrowing Date, there will not be, any liabilities or obligations with respect to either Co-Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due).

      (d) Since March 31, 2000, no Material Adverse Effect has occurred with respect to Cigar.

      3.4 SPECIAL PURPOSE CORPORATION. (a) L&LR was formed solely to effect the Loans and the Related Transactions and, except in connection therewith (and as contemplated by the Loan Documents), has no significant assets or liabilities (other than (i) the capital stock of JRC or, after consummation of the Merger, the capital stock of Cigar as surviving company and (ii) under this Agreement, the other Loan Documents and the Related Transactions Documents to which it is a party) and has engaged in no substantial business activities. All of the issued and outstanding shares of Stock of L&LR are owned beneficially and of record by Lewis I. Rothman and LaVonda M. Rothman and on the Tender Offer Borrowing Date will be owned beneficially and of record by Lewis I. Rothman and LaVonda M. Rothman and the 1998 Trust.

      (b) JRC was formed solely to effect the Loans and the Related Transactions and, except in connection therewith (and as contemplated by the Loan Documents), has no significant assets or liabilities (other than (i) the capital stock of Cigar acquired pursuant to the Tender Offer and the Contributed Shares and (ii) under this Agreement and the other Loan Documents to which it is a party) and has engaged in no substantial business activities. Prior to the Merger, all of the issued and outstanding shares of Stock of JRC are owned by L&LR.

      3.5. GOVERNMENT REGULATION. None of the Co-Borrowers or Cigar is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. None of the Co-Borrowers or Cigar is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Co-Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission or any Governmental Authority.

      3.6. MARGIN REGULATIONS. None of the Co-Borrowers or Cigar is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now in effect (such securities being referred to herein as "Margin Stock"). No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock; provided that JRC may use the proceeds of the Loan made on the Tender Offer Borrowing Date to purchase Margin Stock consisting of Public Stock pursuant to the Tender Offer in compliance with Regulations T, U and X of the Board of Governors of the Federal Reserve System. Neither the making of the Loans nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X.

      3.7. NO LITIGATION. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Co-Borrower, threatened against any of Cigar or Co-Borrowers, before any Governmental Authority or before any arbitrator or panel of arbitrators

(collectively, "Litigation"), (a) which challenges any Co-Borrower's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to Cigar or any Co-Borrower and which, if so determined, could have a Material Adverse Effect.

      3.8. FULL DISCLOSURE. No information contained in this Agreement, any of the other Loan Documents, any financial statements delivered by Cigar or any other reports or written statements furnished by or on behalf of Cigar or any Co-Borrower to Agent or any Lender pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

      3.9. YEAR 2000 PROBLEMS. Cigar and each Co-Borrower have eliminated all Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

      3.10. RELATED TRANSACTIONS. Co-Borrowers have delivered to Administrative Agent a complete and correct copy of the Related Transactions Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). The total consideration paid to consummate the Tender Offer Acquisition inclusive of all fees and costs is equal to the amount of the Loan to be made on the Tender Offer Borrowing Date. The total consideration payable to consummate the Merger inclusive of all fees and costs will be equal to the amount of the Loan made on the Merger Borrowing Date. None of Cigar or any Co-Borrower is in default in the performance or compliance with any provisions of the Related Transactions Documents. The Related Transactions Documents comply with, and the Tender Offer Acquisition has been or will be consummated in accordance with, all applicable laws. The Related Transactions Documents are in full force and effect, and have not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over any party thereto, Cigar or any Co-Borrower and other Persons referenced therein, with respect to the transactions contemplated by the Related Transactions Documents, have been or will be obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Related Transactions Documents or to the conduct by Cigar of its business thereafter. Each of the representations and warranties in, and given by each party to the Merger Agreement is true and correct in all material respects.

      3.11.  COMMON STOCK OF CIGAR.

      (a) On or prior to the Tender Offer Borrowing Date, Lewis I. Rothman, LaVonda M. Rothman and the 1998 Trust shall have contributed to L&LR an aggregate of 8,775,840 shares of the common stock of Cigar (the "Contributed Shares") free and clear of all Liens, representing all of the shares of such common stock owned of record by them. On or prior to the Tender Offer Borrowing Date, L&LR shall have contributed the Contributed Shares to JRC, free and clear of all Liens. The Contributed Shares constitute approximately 74% of the aggregate issued and outstanding shares of common stock of Cigar.

(b) As of the Tender Offer Borrowing Date, the Trusts own 524,160 shares of the common stock of Cigar (the "Trust Shares"), free and clear of all Liens. The Trust Shares constitute approximately 4% of the aggregate issued and outstanding shares of common stock of Cigar. There are no shares of any classes of capital stock of Cigar issued and outstanding other than shares of Common Stock.

(c) The aggregate number of issued and outstanding shares of Public Stock is 2,562,299, which constitutes approximately 22% of the aggregate issued and outstanding shares of Common Stock of Cigar.

      3.12 PLEDGE AGREEMENTS. The provisions of the Pledge Agreement of JRC annexed hereto as Exhibit C-1 are effective, upon the acquisition by JRC of rights in the Collateral described therein, to create in favor of the Collateral Agent for the benefit of the Lenders a legal, valid and enforceable security interest in, and/or Lien on, all right, title and interest of JRC in the Collateral described therein. The provisions of the Pledge Agreement of L&LR annexed hereto as Exhibit C-2 are effective, upon the acquisition by L&LR of rights in the Collateral described therein, to create in favor of the Collateral Agent for the benefit of the Lenders a legal, valid and enforceable security interest in, and/or Lien on, all right, title and interest of L&LR in the Collateral described therein. The provisions of the Pledge Agreement of L&LR annexed hereto as Exhibit C-3 are effective to continue in favor of the Collateral Agent for the benefit of the Lenders a legal, valid and enforceable security interest in, and/or Lien on, all right, title and interest of L&LR in the Collateral described therein. The security interests created in favor of the Collateral Agent for the benefit of the Lenders under the Collateral Documents will constitute first priority perfected security interests in the Collateral described therein, subject to no security interests of any other Person. No filings or recordings are required in order to perfect the security interests created in the Collateral and the proceeds thereof under the Pledge Agreements.

4.    AFFIRMATIVE COVENANTS

      Each Co-Borrower hereby covenants and agrees, jointly and severally, that on and after the date hereof and thereafter for so long as this Agreement is in effect and until the Loans and Notes, together with all accrued but unpaid interest, Fees and other Obligations, are paid in full:

      4.1. MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Each Co-Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence (except as permitted by Section 5.1).

      4.2. PAYMENT OF OBLIGATIONS. Each Co-Borrower shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including Charges imposed upon their respective income, profits or properties.

      4.3. BOOKS AND RECORDS. Each Co-Borrower will keep proper books of record and account in which full, true and correct entries, in conformity with GAAP and all requirements of law, shall be made of all material dealings and transactions in relation to its business and activities.

      4.4. COMPLIANCE WITH LAWS. Each Co-Borrower will comply, and will use its best efforts to cause Cigar to comply, with all applicable statutes, regulations or orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its respective business and the ownership of its property, except such non compliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      4.5. INFORMATION COVENANTS. The Co-Borrowers will furnish to the Administrative Agent (which shall promptly distribute a copy to each Lender):

      (a) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within five Business Days after an officer of any Co-Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an event of Default (provided such Default or Event of Default is continuing) and (ii) any Litigation or governmental investigation or proceeding pending or threatened (x) against Cigar or any Co-Borrower which could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Loan Document.

      (b) OTHER REPORTS AND FILINGS. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which Cigar or any Co-Borrower shall file with the Securities and Exchange Commission or any successor thereof (the "SEC").

      (c) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to Cigar or any Co-Borrower as the Administrative Agent or any Lender may reasonably request in writing.

      4.6. PERFORMANCE OF OBLIGATIONS. Each Co-Borrower will perform and will use its best efforts to cause Cigar to perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      4.7. CONSUMMATION OF MERGER. Each Co-Borrower will perform, and will use its best efforts to cause Cigar to perform, all of its obligations required under the Merger Agreement and will take all action necessary to consummate the Merger. Each Co-Borrower will vote all shares of common stock of Cigar owned by it in favor of the Merger.

      4.8.  FURTHER ASSURANCES.

      (a) Each Co-Borrower agrees that it shall, at its own expense and upon request of Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

      (b) Without limitation of preceding subparagraph (a), Co-Borrowers will make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Collateral Documents as the Collateral Agent may reasonably require to ensure the validity, enforceability, perfection or priority of the Collateral Agent's security interest in the Collateral or to enable the Collateral Agent to realize or exercise the rights and benefits intended to be created by the Collateral Documents.

5.    NEGATIVE COVENANTS

      Each Co-Borrower hereby covenants and agrees jointly and severally that on and after the date hereof and until the Loans and Notes, together with all accrued but unpaid interest, fees and other Obligations, are paid in full:

      5.1. CONSOLIDATION, MERGER, SALES OF ASSETS, ETC. Neither Co-Borrower will wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) any part of its property or assets (including, without limitation, the capital stock of Cigar), or enter into any sale-leaseback transactions, except that the Merger shall be permitted.

      5.2. ADVANCES, INVESTMENTS, LOANS, PURCHASE OF ASSETS. Neither Co-Borrower will (w) lend money or grant credit or make advances to any other Person, (x) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any other Person (including, without limitation, any stock, obligations or securities of, or any other interest in, any other Person), (y) make any capital contribution to any other Person, or (z) purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that the following shall be permitted:
            (i)   L&LR's contribution to JRC of the Contributed Shares;
            (ii)  the Tender Offer Acquisition; and
            (iii) the Merger.

      5.3. INDEBTEDNESS. Neither Co-Borrower will contract, create, incur, assume or suffer to exist any Indebtedness, except Indebtedness incurred pursuant to this Agreement and the other Loan Documents.

      5.4. AFFILIATE TRANSACTIONS. Neither Co-Borrower will enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Co-Borrower, other than as otherwise permitted under the provisions of this Agreement, except that:
            (i)   the Merger shall be permitted;
            (ii) the Tender Offer and Tender Offer Acquisition shall be permitted; and
            (iii) L&LR's contribution to JRC of the Contributed Shares shall be permitted.

      5.5. LIMITATION ON ISSUANCE OF EQUITY. Neither Co-Borrower will issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for replacements of then outstanding shares of capital stock or other equity interests, or (ii) as otherwise contemplated by the Merger Agreement.

      5.6. MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN AGREEMENTS, ETC. Neither Co-Borrower will amend, modify or change its certificate of incorporation or by-laws, or any agreement entered into by it, with respect to its capital stock or other equity interests, or enter into any new agreement with respect to its capital stock of other equity interests except as otherwise contemplated by the Merger Agreement; provided, however, that the foregoing shall not prohibit JRC from extending the date on which the Tender Offer expires.

      5.7. LIENS. Neither Co-Borrower will create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of any Co-Borrower, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or assign any right to receive income, provided that the provisions of this Section
5.7 shall not prevent the creation, incurrence, assumption or existence of Liens created pursuant to the Pledge Agreements.

      5.8. RESTRICTED PAYMENTS. Neither Co-Borrower shall make any Restricted Payments.

      5.9. CHANGE OF CORPORATE NAME OR LOCATION. Neither Co-Borrower shall (a) change its corporate name, or (b) change its chief executive office, principal place of business, or the location of its books and records.

      5.10. LIMITATION ON THE CREATION OF SUBSIDIARIES. No Co-Borrower will create or acquire any Subsidiary; provided that JRC may acquire Cigar (and, indirectly, its Subsidiaries) pursuant to the Tender Offer and L&LR may acquire Cigar pursuant to the Merger.

      5.11. BUSINESS. (a) L&LR will not engage in any business activities and will not have any assets or liabilities or incur any Indebtedness other than its ownership of the equity interests of JRC, its ownership of the Contributed Shares, liabilities imposed by law, activities in connection with the Tender Offer and the Merger and its obligations with respect to this Agreement and the other Loan Documents to which it is a party.

      (b) JRC will not engage in any business activities and will not have any significant assets or liabilities other than its ownership of the capital stock of Cigar acquired pursuant to the Tender Offer, its ownership of the Contributed Shares, liabilities imposed by law, activities in connection with the Tender Offer and the Merger and its obligations with respect to this Agreement and the other Loan Documents to which it is a party.

      5.12 MARGIN REGULATIONS. The Co-Borrowers will not and will use their best efforts to cause Cigar not to take or permit to be taken any action which might cause any Loan Document or Related Transactions Document or any transaction contemplated thereby to violate any regulation of the Federal Reserve Board, including without limitation Regulation T, U or X.

6.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      6.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

      (a) Co-Borrowers (i) fail to make any payment of principal of the Loans when due and payable, (ii) fail to make any payment of interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (iii) fail to pay or reimburse Administrative Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within three
(3) days following Administrative Agent's demand for such reimbursement or payment of expenses;

      (b) Any representation, warranty or statement made by either Co-Borrower herein or in any other Loan Document or in any certificate delivered pursuant thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;

      (c) Either Co-Borrower shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.2 or 5;

      (d) Either Co-Borrower shall fail or neglect to perform, keep or observe any other term, covenant or agreement contained in this Agreement or any of the other Loan Documents (other than as provided in this Section 6.1) and the same shall remain unremedied for ten (10) days or more;

      (e) Either Co-Borrower or Cigar shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against either Co-Borrower and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of either Co-Borrower, or either Co-Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to either Co-Borrower, or there is commenced against either Co-Borrower any such proceeding which remains undismissed for a period of 60 days; or either Co-Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or either Co-Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or either Co-Borrower makes a general assignment for the benefit of creditors; or any corporate action is taken by either Co-Borrower for the purpose of effecting any of the foregoing;

      (f) At any time after the execution and delivery thereof, any of the Collateral Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Lenders the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and/or Lien on, all of the Collateral covered thereby), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, or either Co-Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Collateral Documents;

      (g) One or more judgments or decrees shall be entered against any Co-Borrower involving in the aggregate for the Co-Borrowers a liability of $100,000 or more (not paid or fully covered by a reputable and solvent insurance company) and such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof;

      (h) Any material provision of any Loan Document shall for any reason cease to be in force and effective (or any Co-Borrower shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

      (i) Any Change of Control shall occur.

      6.2. REMEDIES. (a) If any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the written request of the Required Lenders shall), without notice, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Co-Borrower: (i) declare all Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Co-Borrower; and
(iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Pledge Agreements and exercise any and all rights thereunder.

      6.3. WAIVERS BY CO-BORROWERS. Except as otherwise provided for in this Agreement or by applicable law, each Co-Borrower waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Administrative Agent on which any Co-Borrower may in any way be liable, and hereby ratifies and confirms whatever Administrative Agent may do in this regard, (b) all rights to notice and a hearing prior to Administrative Agent's taking possession or control of, or to Administrative Agent's reply, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Administrative Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

7.    THE ADMINISTRATIVE AGENT

      7.1. APPOINTMENT OF ADMINISTRATIVE AGENT. Chase is hereby appointed to act on behalf of all Lenders as the Administrative Agent (for purposes of this Section 7, the term "Administrative Agent" shall include Chase in its capacity as Administrative Agent and as Collateral Agent pursuant to the Pledge Agreements and any Lending Affiliate of Chase performing any of the duties or functions of the Administrative Agent hereunder or under any other Loan Document) to act as specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

      7.2. NATURE OF DUTIES. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless determined by the non-appealable final judgment of a court of competent jurisdiction to have been caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

      7.3. LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Co-Borrowers and statements, information and representations made by Co-Borrowers in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Co-Borrowers and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of Co-Borrowers or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of Co-Borrowers or the existence or possible existence of any Default or Event of Default.

      7.4. RELIANCE. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent. No Lender or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.

      7.5. INDEMNIFICATION. (a) To the extent the Administrative Agent is not reimbursed and indemnified by the Co-Borrowers, the Lenders will reimburse and indemnify the Administrative Agent, in proportion to their respective Pro Rata Shares, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Loan Document, in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by Co-Borrowers.

      (b) The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) if such action would, in the opinion of the Administrative Agent, be contrary to law or the terms of this Agreement or any other Loan Document.

      7.6. THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders,"

"holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Co-Borrower or any Affiliate of any Co-Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Co-Borrowers for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

      7.7. HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

      7.8. DOCUMENTATION AGENT; SYNDICATION AGENT. (a) Nothing in this Agreement shall impose on the Documentation Agent or the Syndication Agent, in each case in such capacity, any duties or obligations.

      (b) To the extent the Documentation Agent is not reimbursed and indemnified by the Co-Borrowers, the Lenders will reimburse and indemnify the Documentation Agent, in proportion to their respective Pro Rata Shares, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Documentation Agent in acting as such hereunder of under any other Loan Document, in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from the Documentation Agent's gross negligence or willful misconduct.

8.    MISCELLANEOUS

      8.1. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of the Co-Borrowers, Administrative Agent, Documentation Agent, Lenders and their respective successors and assigns (including, in the case of any Co-Borrower, a debtor-in-possession on behalf of such Co-Borrower), except as otherwise provided herein or therein. No Co-Borrower may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Administrative Agent and Lenders. Any Lender may assign or otherwise convey its rights, benefits or obligations hereunder with the consent of Co-Borrowers (which shall not be unreasonably withheld) and may assign or sell participations in the Loans without the consent of Co-Borrowers. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Co-Borrowers, Administrative Agent, Documentation Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

      8.2. COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 8.3 below.

      8.3. AMENDMENT OR WAIVER. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Co-Borrowers and the Required Lenders; provided that no such change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby: (i) extend the final scheduled maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof; (ii) release all or substantially all of the Collateral (except as expressly provided in the Pledge Agreements); (iii) amend, modify or waive any provision of this Section 8.3; (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders; (v) consent to the assignment or transfer by any Co-Borrower of any of its rights and obligations under this Agreement; or (vi) increase the Commitments of any Lender over the amount thereof then in effect.

      8.4. FEES AND EXPENSES. Co-Borrowers shall reimburse the Administrative Agent for all of its out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith whether or not any Borrowings shall occur). Co-Borrowers shall reimburse Administrative Agent (and, with respect to clauses (b), (c) and (d) below, each Lender) for all of its respective fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with:

      (a) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

      (b) any litigation, contest, dispute, suit, proceeding or action in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise; provided that in the case of reimbursement of counsel for Lenders other than Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders;

      (c) any attempt to enforce any remedies of Administrative Agent or any Lender against any or all of the Co-Borrowers or any other Person that may be obligated to Administrative Agent or any Lender by virtue of any of the Loan Documents; provided that in the case of reimbursement of counsel for Lenders other than Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders;

      (d) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

      (e) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Co-Borrowers or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses
(a) through (d) above, all reasonable attorneys' and other professional and service providers' fees arising from such services; and all reasonable expenses, costs, charges and other reasonable fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 8.4 shall be payable, on demand, by Co-Borrowers to Administrative Agent.

      8.5. NO WAIVER. Neither Administrative Agent's nor any Lender's failure, at any time or times, to require strict performance by the Co-Borrowers of any provision of this Agreement and any of the other Loan Documents shall waive, affect or diminish any right of such Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Co-Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Co-Borrower shall be deemed to have been suspended or waived by the Administrative Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Administrative Agent and the applicable Required Lenders and directed to Co-Borrower specifying such suspension or waiver.

      8.6. REMEDIES. The Administrative Agent's and each Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which either Administrative Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

      8.7. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Co-Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Co-Borrowers against and on account of the Obligations and liabilities of the Co-Borrowers to such Lender under this Agreement or under any of the other Loan Documents.

      8.8. SEVERABILITY. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      8.9. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER STATE GOVERN THE CREATION OR

PERFECTION OF LIENS UNDER ANY LOAN DOCUMENT. EACH CO-BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATES OF NEW YORK OR NEW JERSEY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, ADMINISTRATIVE AGENT, DOCUMENTATION AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT ADMINISTRATIVE AGENT, DOCUMENTATION AGENT, LENDERS AND THE CO-BORROWERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK OR NEW JERSEY AND, PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT. EACH CO-BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CO-BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH CO-BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CO-BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CO-BORROWER AT THE ADDRESS SET FORTH IN ANNEX C OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CO-BORROWER'S ACTUAL RECEIPT THEREOF OR THREE
(3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

      8.10. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 8.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex C or to such other address (or facsimile number) as may be substituted by notice given as herein provided.

      8.11. SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      8.12. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

      8.13. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ADMINISTRATIVE AGENT, LENDERS AND ANY CO-BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

      8.14. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Co-Borrowers for liquidation or reorganization, should Co-Borrowers become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Co-Borrowers' assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      8.15. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                              JRC ACQUISITION CORP.

                              /s/ Lewis I. Rothman
                              --------------------------------------------------
                              By:    Lewis I. Rothman
                              Title: President



                              L&LR, INC.

                              /s/ Lewis I. Rothman
                              --------------------------------------------------
                              By:    Lewis I. Rothman
                              Title: President



                              LENDERS:
                              THE CHASE MANHATTAN BANK,
                              as Administrative Agent and Lender


                              /s/ Ivan Harlow
                              --------------------------------------------------
                              By:    Ivan Harlow
                              Title: Vice President


                              FLEET BANK, N.A.,
                              as Documentation Agent and Lender

                              /s/ Barrett Bencivenga
                              --------------------------------------------------
                              By:    Barrett Bencivenga
                              Title: Senior Vice President


                              EUROPEAN AMERICAN BANK
                              as Lender


                              /s/ Robert G. Maichin
                              --------------------------------------------------
                              By:    Robert G. Maichin
                              Title: Vice President

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS

      Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all Section references in the following definitions shall refer to Sections of the Agreement:

      "Account Control Agreement" shall mean the Account Control Agreement, dated the date hereof, by and among the Collateral Agent for the benefit of the Lenders as creditors, the Co-Borrowers as debtors, and American Stock Transfer & Trust Company as securities intermediary.

      "Administrative Agent" shall mean Chase or its successor appointed pursuant to Section 7.

      "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Co-Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Co-Borrowers. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude each Agent and each Lender.

      "Agreement" shall mean the Credit Agreement by and among Co-Borrowers, Chase, as Administrative Agent, Arranger, Syndication Agent and Lender Fleet Bank, N.A., as Documentation Agent and Lender and the other Lender(s) signatory from time to time to the Agreement.

      "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

      "Authorized Officer" shall mean any of the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, any Assistant Treasurer, any Vice-President, the Secretary or the General Counsel of a Co-Borrower or any other officer of such Co-Borrower which is designated in writing to the Administrative Agent by any of the foregoing officers of such Co-Borrower as being authorized to give such notices under this Agreement.

      "Borrowing" shall mean a borrowing of Loans by the Co-Borrowers from the Lenders on a given date pursuant to the Agreement.

      "Borrowing Date" shall mean the Tender Offer Borrowing Date and the Merger Borrowing Date, it being understood and agreed that the proceeds from any Borrowing on any Borrowing Date shall be only for the purposes described in
Section 1.2.

      "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York. If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and interest shall be payable at the then applicable rate during such extension.

      "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

      "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

      "Change of Control" shall mean (i) Lewis I. Rothman, LaVonda M. Rothman and the 1998 Trust shall cease to own 100% of the outstanding equity interests of L&LR or (ii) L&LR shall cease to own (other than as a result of the Merger) 100% of the outstanding equity interests of JRC or (iii) following the Merger, L & LR shall cease to own all of the Stock of Cigar.

      "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Obligations, (b) the employees, payroll, income or gross receipts of any of the Co-Borrowers or, as applicable, Cigar, (c) Cigar's or the Co-Borrower's ownership or use by Co-Borrowers or, as applicable, Cigar of any properties or other assets, or (d) any other aspect of the business of either Co-Borrower or, as applicable, Cigar.

      "Chase" means The Chase Manhattan Bank.

      "Cigar" means 800-JR CIGAR, Inc., a Delaware corporation.

      "Co-Borrowers" shall have the meaning assigned thereto in the recitals to the Agreement.

      "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Administrative Agent's, Documentation Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

      "Collateral" shall mean all property with respect to which any security interests have been granted (or purported to be granted), pursuant to the Pledge Agreements.

      "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Lenders pursuant to the Pledge Agreement and the other Collateral Documents.

      "Collateral Documents" shall mean all documents delivered and to be delivered under the Agreement to create, perfect or maintain a security interest and/or Lien on the Collateral, including, without limitation, the Pledge Agreements and the Account Control Agreement.

      "Commitments" shall mean (a) as to any Lender, the aggregate of such Lender's Commitment as set forth on Annex B to the Agreement and (b) as to all Lenders, the aggregate of all Lenders' Commitments, which aggregate commitments shall not exceed the Maximum Amount, in each case as such Commitments may be amortized from time to time in accordance with the Agreement.

      "Commitment Fee" shall have the meaning assigned to it in Section 1.9
(b).

      "Contributed Shares" shall have the meaning assigned to it in Section
3.11.

      "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

      "Default Rate" shall have the meaning assigned to it in Section 1.8.

      "Documentation Agent" shall mean Fleet Bank, N.A.

      "Dollars" or "$" shall mean lawful currency of the United States of America.

      "Event of Default" shall have the meaning assigned to it in Section 6.1.

      "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Administrative Agent.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

      "Fee Letter" shall mean the letter dated June 12, 2000 from Chase to Cigar providing for certain fees relating to the Agreement and the transactions contemplated thereby.

      "Fees" shall mean any and all fees payable to the Administrative Agent or Lenders pursuant to the Agreement, the Fee Letter or any of the other Loan Documents.

      "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Indebtedness" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Prime Rate as in effect on the Initial Borrowing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

      "Indemnified Liabilities" shall have the meaning assigned to it in
Section 1.12.

      "Initial Borrowing Date" shall mean the earlier of (i) the Tender Offer Borrowing Date and (ii) the Merger Borrowing Date.

      "Interest Payment Date" means as to any Loan, the first Business Day of each month to occur while such Loan is outstanding, provided that, in addition to the foregoing, the Maturity Date and the date of any prepayment of principal of a Loan shall be deemed to be "Interest Payment Dates" with respect to any interest which is then accrued under the Agreement.

      "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

      "IRS" shall mean the Internal Revenue Service, or any successor thereto.

      "Lending Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 50% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

      "Lenders" shall mean Chase, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

      "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

      "Litigation" shall have the meaning assigned to it in Section 3.7.

      "Loan" shall have the meaning assigned to it in Section 1.1.

      "Loan Documents" shall mean the Agreement, the Notes, the Collateral Documents and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, Administrative Agent, Documentation Agent and/or Lenders in connection therewith. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

      "Loans" shall have the meaning assigned to it in Section 1.1.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Co-Borrowers, either individually or taken as a whole, or of Cigar as the context shall require, (b) Co-Borrowers' ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Co-Borrowers' ability to consummate the Related Transactions; or (d) either the Administrative Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

      "Maturity Date" shall mean the earlier of (i) sixty (60) days following the Tender Offer Borrowing Date and (ii) the next Business Day immediately following the date on which the Merger is consummated.

      "Maximum Amount" shall mean the aggregate of, but no more than, the amount of (i) the Tender Offer Consideration and the transaction fees and expenses related to the Tender Offer Acquisition, PLUS (ii) the Merger Consideration and the transaction fees and expenses related to the Merger, and in any event the Maximum Amount shall not exceed $55,000,000.

      "Merger" shall mean the merger of JRC with and into Cigar pursuant to and in accordance with the terms and conditions of the Merger Agreement.

      "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of August 28, 2000, by and among L&LR, JRC and Cigar.

      "Merger Borrowing Date" shall mean the date on which (i) the Merger is effective pursuant to the terms of the Merger Agreement, and (ii) each applicable condition precedent set forth in Section 2 is satisfied or waived by Administrative Agent.

      "Merger Consideration" shall have the meaning assigned to it in the Merger Agreement.

      "Merger Documents" shall mean the Merger Agreement and all documents related to the Merger.

      "1998 Trust" shall mean the Lewis Irving Rothman 1998 Trust #1 u/a/d November 10, 1998.

      "Note" shall have the meaning assigned to it in Section 1.3.

      "Notice Office" shall mean the office of The Chase Manhattan Bank located at 695 Route 46 West, Fairfield, New Jersey 07004.

      "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Co-Borrowers to the Administrative Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Co-Borrower, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Co-Borrower under the Agreement or any of the other Loan Documents.

      "Payment Office" shall mean the office of The Chase Manhattan Bank located at 695 Route 46 West, Fairfield, New Jersey 07004.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

      "Permanent Credit Agreement" shall mean that certain Credit Agreement dated the date hereof among Cigar and the other Co-Borrowers thereunder, the Lenders signatory thereto, Chase, as Administrative Agent and Lender and Fleet Bank, N.A., as Documentation Agent and Lender.

      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Pledge Agreement" shall mean each of the Pledge Agreements.

     "Pledge Agreements" shall mean the pledge agreements in the forms of Exhibit C-1, C-2 and C-3, as modified, supplemented or amended from time to time.

     "Pledged Stock" shall have the meaning assigned to it in each of the Pledge Agreements.

      "Prime Rate" shall mean the rate of interest publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City, changing when and as the prime rate changes, each change to be effective on the date such change is publicly announced by the Administrative Agent.

      "Pro Rata Share" shall mean with respect to all matters relating to any Lender, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders.

      "Public Stock" shall mean the issued and outstanding shares of common stock of Cigar which are not owned of record or beneficially by Lewis I. Rothman and/or LaVonda M. Rothman, the 1998 Trust or the Trusts.

      "Related Transactions" means the (i) Tender Offer Acquisition, (ii) the Merger, and (iii) the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

      "Related Transactions Documents" shall mean the Tender Offer Documents and the Merger Documents.

      "Required Lenders" shall mean, Lenders having (a) prior to the Initial Borrowing Date sixty-six and two-thirds percent (66 2/3%) or more of the Commitments of all Lenders or (b) after the Initial Borrowing Date, sixty-six and two-thirds percent (66 2/3%) or more of the outstanding Loans.

      "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly,
(c) any payment, loan, contribution, or other transfer of funds or other property to any holder of Stock of such Person other than payment of compensation in the ordinary course to stockholders who are employees of such Person; and (d) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

      "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature taking into account the timing and the amounts of cash to be received by such Person or its Subsidiaries from any source and the timing of and amounts of cash to be payable in respect of or in connection with the debt and liabilities of such Person and its Subsidiaries; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital taking into account the particular capital requirements of such Person and its projected capital requirement and availability. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become actual or matured liabilities.

      "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

       "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

      "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income or net profits of a Lender or Administrative Agent by the jurisdictions under the laws of which Administrative Agent and Lenders are organized or any political subdivision thereof or in which its principal office is located or in which its principal lending office is located.

      "Tender Offer" shall mean the offer of JRC to tender for the outstanding shares of common stock of Cigar for the Tender Offer Price, made pursuant to the Offer to Purchase dated August 29, 2000.

      "Tender Offer Acquisition" means the acquisition by JRC of shares of Public Stock pursuant to and in accordance with the terms and conditions of the Tender Offer.

      "Tender Offer Borrowing Date" shall mean the date on which (i) JRC tenders payment for the Public Stock of Cigar being acquired by JRC pursuant to the Tender Offer Acquisition and (ii) each applicable condition precedent set forth in Section 2 is satisfied or waived by Administrative Agent.

      "Tender Offer Consideration" shall mean the aggregate price to be paid by JRC for all shares of Public Stock actually being purchased by JRC pursuant to the Tender Offer.

      "Tender Offer Documents" shall mean all documentation related to the Tender Offer, including all public filings made with the Securities and Exchange Commission.

      "Tender Offer Price" shall mean the price of $13 per share of common stock of Cigar offered pursuant to the Tender Offer.

      "Termination Date" shall mean the date on which the Loans have been repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged.

      "Third Party Interactives" shall mean all Persons with whom any Co-Borrower exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

      "Trust" shall mean each of the Trusts.

      "Trusts" shall mean collectively (i) that certain trust f/b/o Shane Rothman created under a trust agreement dated November 1, 1994, Lewis I. Rothman, Grantor, (ii) that certain trust f/b/o Marni Rothman created under a trust agreement dated November 1, 1994, Lewis I. Rothman, Grantor, (iii) that certain trust f/b/o Samantha Rothman created under a trust agreement dated November 1, 1994, Lewis I. Rothman, Grantor, and (iv) that certain trust f/b/o Luke Rothman created under a trust agreement dated November 1, 1994, Lewis I. Rothman, Grantor.

      "Trust Shares" shall have the meaning assigned to it in Section 3.11.

      "Year 2000 Date-Sensitive System/Component" shall mean, as to any Person, any software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

      "Year 2000 Problems" shall mean, with respect to Cigar and each Co-Borrower, limitations on the capacity or readiness of any such Person's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of Cigar or any Co-Borrower and exchanges of information among Cigar or any Co-Borrower and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

      All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes and Exhibits, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex or Exhibit.

      Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Co-Borrower, such words are intended to signify that such Co-Borrower has actual knowledge or awareness of a particular fact or circumstance or that such Co-Borrower, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

               ANNEX B (FROM ANNEX A - COMMITMENTS DEFINITION)


LENDERS:                                  COMMITMENT:
--------                                  -----------

The Chase Manhattan Bank                  .4545454 of the Maximum Amount

Fleet Bank, N.A.                          .3636364 of the Maximum Amount

European American Bank                    .1818182 of the Maximum Amount

                             ANNEX C (SECTION 8.10)
                                       TO
                                CREDIT AGREEMENT


                                NOTICE ADDRESSES



(a)   If to Administrative Agent, at

      The Chase Manhattan Bank
      695 Route 46 West
      Fairfield, New Jersey  07004

      Attention:  Ivan Harlow
      Telecopier No.:  (973) 439-5011
      Telephone No.:  (973) 439-5071

      with copies to:

      McCarter & English, LLP
      Four Gateway Center
      100 Mulberry Street
      Newark, NJ  07102

      Attention:  Peter S. Twombly, Esq.
      Telecopier No.: (973) 624-7070
      Telephone No.: (973) 622-4444


(b)   If to Documentation Agent, at

      Fleet Bank, N.A.
      208 Harristown Road
      Glen Rock, New Jersey  07452

      Attention:  Barrett Bencivenga
      Telecopier No.: (201) 251-5050
      Telephone No.: (201) 251-5725

(c)   If to Lenders, at

      The Chase Manhattan Bank
      695 Route 46 West
      Fairfield, New Jersey  07004

      Attention:  Ivan Harlow
      Telecopier No.:  (973) 439-5011
      Telephone No.:  (973) 439-5071


      Fleet Bank, N.A.
      208 Harristown Road
      Glen Rock, New Jersey  07452

      Attention:  Barrett Bencivenga
      Telecopier No.: (201) 251-5050
      Telephone No.: (201) 251-5725

      and

      European American Bank
      335 Madison Avenue
      New York, New York  10017

      Attention:  Anthony Pantina
      Telecopier No.: (212) 503-2667
      Telephone No.: (212) 503-2428

      with copies to:

      McCarter & English, LLP
      Four Gateway Center
      100 Mulberry Street
      Newark, NJ  07102

      Attention:  Peter S. Twombly, Esq.
      Telecopier No.: (973) 624-7070
      Telephone No.: (973) 622-4444

(d)   If to Co-Borrowers, at

      JRC Acquisition Corp.
      301 Route 10 East
      Whippany, New Jersey  07981

      Attention:  Michael E. Colleton, Esq.
      Telecopier No.: (973) 884-9556
      Telephone No.: (973) 884-9555

      with copies to:

      Morgan, Lewis & Bockius LLP
      101 Park Avenue
      New York, NY  10178-0060

      Attention:  Samuel B. Fortenbaugh III, Esq.
      Telecopier No.: (212) 309-6273
      Telephone No.: (212) 309-6070

                                                                       EXHIBIT A



                                 PROMISSORY NOTE


$___________                                    , New Jersey
                                                August __, 2000

            JRC ACQUISITION CORP., a Delaware corporation ("JRC"), and L&LR, INC., a Delaware corporation ("L&LR") (JRC and L&LR, collectively, the "Co-Borrowers"), for value received, hereby promise, jointly and severally, to pay to the order of [NAME OF LENDER], a national banking association (the "Lender") at the office of The Chase Manhattan Bank, 695 Route 46 West, Fairfield, New Jersey 07004, on the Maturity Date (as defined in the Credit Agreement defined below), in lawful money of the United States of America and in immediately available funds, the principal sum of ________________ ($__________), or such lesser unpaid principal amount as shall be outstanding hereunder, together with interest from the date hereof on the unpaid principal balance of this Promissory Note (the "Note"), payable on the dates and at the rate or rates provided for in the Credit Agreement dated as of August __, 2000, by and among the Co-Borrowers, the Lender, _____ and ______, as the same may be amended from time to time (the "Credit Agreement"). In no event shall the interest rate payable hereon exceed the maximum rate of interest permitted by law. Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings therein defined.

            This Note is one of the Notes referred to in the Credit Agreement, and is entitled to the benefits and is subject to the terms of the Credit Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise provided in the Credit Agreement, if any payment on this Note becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next Business Day, and interest shall be payable at the rate or rates specified in the Agreement during such extension period.

            Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived.

            Upon the occurrence of any Event of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become immediately due and payable, all as and to the extent provided in the Credit Agreement. This Note is entitled to the benefits of the Collateral Documents which are referred to in the Credit Agreement. Reference is made to each of the foregoing instruments for a description of the Collateral provided thereby and the rights of the Lender thereunder and in respect of such Collateral.

            This Note shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of New York without regard to principles of conflict of laws.

            This Note may not be changed orally, but only by an instrument in writing executed pursuant to the provisions of Section 8.3 of the Credit Agreement.

                              JRC ACQUISITION CORP.

                              By:
                                 -----------------------------------------------
                              Name:  Lewis I. Rothman
                              Title: President

                              L&LR, INC.


                              By:
                                 -----------------------------------------------
                              Name:  Lewis I. Rothman
                              Title: President

                                                                       EXHIBIT B

                               NOTICE OF BORROWING


            Pursuant to Section 1.4 of the Credit Agreement dated as of August __, 2000 by and among JRC Acquisition Corp. ("JRC"), L&LR, Inc. ("L&LR") (JRC and L&LR, collectively, the "Co-Borrowers"), The Chase Manhattan Bank ("Chase") and certain Lenders party thereto as the same may be amended, supplemented, modified or restated from time to time (the "Agreement"; terms defined therein being used herein as therein defined), each of the undersigned, the President of each Co-Borrower, hereby requests on behalf of the Co-Borrowers, jointly and severally, a Loan in the amount of $__________ to be made available to the Co-Borrowers on ___________.

            The undersigned hereby certify, jointly and severally, that:

                  (i) the Co-Borrowers are in compliance with all of the terms, covenants and conditions of the Loan Documents;

                  (ii) the representations and warranties set forth in the Loan Documents, including without limitation, the Collateral Documents, are true and correct in all material respects on and as of the date hereof, with the same effect as though such representations and warranties had been made on the date hereof;

                  (iii) no Event of Default has occurred and is continuing;

                  (iv) there has been no material adverse change in the financial position, operations, business or properties of the Co-Borrowers since the execution of the Agreement; and

                  (v) the proceeds of the Loan will be used in the manner required by the Agreement.

                                          JRC ACQUISITION CORP.


                                          By:
                                             -----------------------------------
                                          Name:  Lewis I. Rothman
                                          Title: President


                                          L&LR, INC.


                                          By:
                                             -----------------------------------
                                          Name:  Lewis I. Rothman
                                          Title: President

DATE:

                                                                     Exhibit C-1

                                PLEDGE AGREEMENT
      (by JRC Acquisition Corp. of certain shares of 800-JR CIGAR, Inc.
                  in connection with the Tender Offer Loan)

      THIS PLEDGE AGREEMENT dated August __, 2000 by JRC Acquisition Corp. (the "Pledgor"), in favor of The Chase Manhattan Bank as collateral agent (the "Agent") for the benefit of the lenders which are from time to time parties to that certain Credit Agreement (the "Credit Agreement") of even date among the Pledgor, L&LR, Inc., the Agent and such lenders.

                                    RECITALS

      A. The Pledgor is the owner of certain shares of 800-JR CIGAR, Inc., a Delaware corporation (the "Issuer") consisting of the Contributed Shares and shares acquired by Pledgor pursuant to the Tender Offer; and

      B. Under the terms of the Credit Agreement, the Pledgor is required to grant to the Agent a perfected security interest in all of the shares of the Issuer now owned or hereafter acquired by the Pledgor.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor agrees as follows:

SECTION 1.  DEFINITIONS.

      Capitalized terms whose meaning is not otherwise defined herein shall have the meaning assigned in the Credit Agreement. The following terms, as used herein, have the following respective meanings:

      "ACCOUNT CONTROL AGREEMENT" means that certain account control agreement among the Agent, the Pledgor and the Depositary.

      "AGENT" has the meaning assigned to such term in the Preamble to this Agreement.

      "AGREEMENT" means this Pledge Agreement and any modifications or amendments thereof.

      "COLLATERAL" has the meaning assigned to such term in SECTION 3.

      "CREDIT AGREEMENT" has the meaning assigned to such term in the Preamble to this Agreement.

      "DEPOSITARY" means American Stock and Transfer Company in its capacity as Depositary in connection with the Tender Offer.

      "ISSUER" has the meaning assigned to such term in the Recitals.

      "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

      "PERSON" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

      "PLEDGED ACCOUNT" means account #___________ maintained by the Pledgor with the Depositary, as securities intermediary, in connection with the Tender Offer.

      "PLEDGED STOCK" means the shares of the capital stock of the Issuer, or any securities entitlements related thereto, which are now or hereafter (i) delivered in certificated form to the Agent, or (ii) held by the Depositary in connection with the Tender Offer in the Pledged Account, which Pledged Stock and the Pledged Account are subject to the Account Control Agreement.

      "PLEDGOR" has the meaning assigned to such term in the Preamble.

      "SECURED OBLIGATIONS" means all present and future obligations of the Pledgor to the Lenders and the Agent, which may arise out of, under or in connection with the Credit Agreement, this Agreement or the Loan Documents including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

      "SECURITY INTERESTS" means the security interests in the Collateral granted in favor of the Agent hereunder securing the Secured Obligations.

      Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.

      SECTION 2.  REPRESENTATIONS AND WARRANTIES.

      The Pledgor represents and warrants as follows:

      A. TITLE TO COLLATERAL; NO RESTRICTIONS ON TRANSFER. The Pledgor owns directly all of the Pledged Stock, free and clear of any Lien other than the Security Interests. There is no restriction on the pledge or transfer of any of the Pledged Stock, other than restrictions referenced on the face of any certificates evidencing the Pledged Stock delivered to the Agent.

      B. PLEDGED STOCK. None of the Pledged Stock is subject to any option to purchase or similar rights of any Person nor is it subject to any legal or equitable claim or interest whatsoever. The Pledgor is not nor will it become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Stock with respect thereto.

      C. VALIDITY, PERFECTION AND PRIORITY OF SECURITY INTERESTS. Upon the delivery to the Agent of all certificates representing the Pledged Stock, the Agent will have a valid and perfected security interest in the Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. The Pledgor has not performed nor will it perform any acts which might prevent the Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Agent in any such enforcement.

      D. NO OTHER LIENS. The Pledgor will not grant nor suffer to exist any Liens on the Collateral, other than those permitted under this Agreement.

      SECTION 3. THE SECURITY INTERESTS.

      In order to secure the full and punctual payment of the Secured Obligations of the Pledgor in accordance with the terms thereof, and to secure the performance of all the obligations of the Pledgor hereunder:

      A. GRANT OF SECURITY INTERESTS. The Pledgor grants to the Agent for the ratable benefit of the Lenders a security interest in the Pledged Stock, and all of its rights and privileges with respect thereto, including all proceeds, income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto (the "Collateral").

      B. ADDITIONAL PLEDGED STOCK. In the event that the Issuer at any time issues to the Pledgor any additional or substitute shares in certificated form of capital stock of any class with respect to any Pledged Stock which is held by the Agent or by the Depositary in the Pledged Account, the Pledgor will immediately deliver, or cause to be immediately delivered, to the Agent or Depositary, as the case may be, certificates representing all such shares as additional security for the Secured Obligations. In the event that the Issuer at any time issues to the Pledgor, with respect to any Pledged Stock which is in the form of a securities entitlement held in the Pledged Account, any additional or substitute shares of capital stock of any class, the Pledgor will immediately deliver, or cause to be immediately delivered, to the Pledged Account securities entitlements representing all such shares as additional security for the Secured Obligations. All such shares shall constitute Pledged Stock and are subject to all provisions of this Agreement.

      SECTION 4. DELIVERY.

      All certificates representing Pledged Stock will be delivered to the Agent by the Pledgor pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Agent.

      SECTION 5. FILING; FURTHER ASSURANCES.

      The Pledgor agrees that it will, at its expense and in such manner and form as the Agent may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Agent may reasonably request, in order to create, preserve, perfect or validate the Security Interests in the Collateral or to enable the Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes the Agent to execute and file, in the name of Pledgor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

      SECTION 6. RECORD OWNERSHIP OF PLEDGED STOCK; NOTICES.

      The Agent may at any time or from time to time, in its sole discretion, provided an Event of Default shall have occurred and be continuing, cause any or all of the Pledged Stock to be transferred of record into the name of the Agent or its nominee. The Pledgor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the Pledgor and the Agent will promptly give to the Pledgor copies of any notices and communications received by the Agent with respect to Pledged Stock registered in the name of the Agent or its nominee.

      SECTION 7. RIGHT TO RECEIVE DISTRIBUTIONS ON COLLATERAL.

      All dividends and distributions (including without limitation all distributions which constitute a return of capital, that is, a partial or complete liquidation) made upon or with respect to the Collateral shall be delivered to the Agent or credited to the Pledged Account, as the case may be, as Collateral in the same form as received (with any necessary endorsement).

      SECTION 8. RIGHT TO VOTE PLEDGED STOCK.

      Unless an Event of Default shall have occurred and be continuing, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any or all of the Pledged Stock.

      If an Event of Default shall have occurred and be continuing, the Agent shall have the right, to the extent permitted by law, and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action, with respect to any or all of the Pledged Stock with the same force and effect as if the Agent were the absolute and sole owner thereof.

      SECTION 9. GENERAL AUTHORITY.

      The Pledgor hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Pledgor, the Agent or otherwise, for the sole use and benefit of the Agent, but at the expense of the Pledgor, to the extent permitted by law to exercise, if an Event of Default shall have occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

      A. to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

      B. to settle, compromise, prosecute or defend any action or proceeding with respect thereto,

      C. to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

      D. to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

      PROVIDED that the Agent shall give the Pledgor not less than ten days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. The Agent and the Pledgor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

      SECTION 10. REMEDIES UPON EVENT OF DEFAULT.

      A. SALE. If any Event of Default shall have occurred and be continuing, the Agent may exercise all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in SECTION 12 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all of the Secured Obligations in full, sell such Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory and apply the proceeds thereof as specified in SECTION 12. The Agent may be the purchaser of any or all of the Collateral so sold at any public sale. The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

      B. PRIVATE SALE. The Pledgor further acknowledges that the Agent may deem it impracticable to effect a public sale of any part of the securities included in the Collateral, and therefore authorizes the Agent in connection with any such private sale, if the Agent deems it advisable to do so, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Stock to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such securities, (ii) to cause to be placed on certificates for any or all of the Pledged Stock or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Agent deems necessary or advisable in order to comply with said Act or any other law.

      C. NOTICE. The notice (if any) of such sale required by SECTION 9 shall
(i) in case of a public sale, state the time and place fixed for such sale, (ii) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

      D. OTHER REMEDIES. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

      SECTION 11. EXPENSES.

      The Pledgor agrees that it will forthwith upon demand pay to the Agent:

      A. the amount of any taxes which the Agent may have been required to pay by reason of the Security Interests with respect to the Collateral or to free any of the Collateral from any Lien thereon, and

      B. the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, which the Agent may incur in connection with (i) the administration or enforcement of this Agreement with respect to the Collateral, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interests therein, (ii) the collection, sale or other disposition of any of the Collateral, (iii) the exercise by the Agent of any of the rights conferred upon it hereunder with respect to the Collateral or
(iv) any Default or Event of Default.

      Any such amount not paid on demand shall bear interest for each day until paid at an interest rate of 15% per annum.

      SECTION 12. APPLICATION OF PROCEEDS.

      Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral of the Pledgor and any cash held in respect thereof shall be applied by the Agent in the following order of priorities:

      FIRST, to payment of the reasonable expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other reimbursed expenses for which the Agent is to be reimbursed pursuant to SECTION 11 hereof;

      SECOND, to the payment of accrued but unpaid interest on the Secured Obligations;

      THIRD, to the payment of unpaid principal of the Secured Obligations;

      FOURTH, to the payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

      FINALLY, to payment to the Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      SECTION 13. GENERAL TERMS.

      A. NOTICES. All notices, communications and distributions to any party hereunder shall be in writing and shall be given to such party in the manner specified in the Credit Agreement.

      B. WAIVERS, NON-EXCLUSIVE REMEDIES. No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement are cumulative and are not exclusive of any other remedies provided by law.

      C. SUCCESSORS AND ASSIGNS. This Agreement is for the benefit of the Agent and its successors and assigns. This Agreement shall be binding on the Pledgor and its successors and assigns.

      D. CHANGES IN WRITING. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally.

      E. LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to the conflict of laws principles thereof) except to the extent that the laws of another state govern the creation or perfection of the security interest hereunder.

      F. SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or enforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

      SECTION 14. Agent.

      The Pledgor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Agent and the Lenders, be governed by the Credit Agreement and such other agreements with respect thereto as may exist from time to time among them but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and Pledgor shall not be under any obligation or entitlement to make any inquiry respecting such authority.

      SECTION 15. SUBMISSION TO JURISDICTION; WAIVERS.

      THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

      A. SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATES OF NEW YORK AND NEW JERSEY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE DISTRICT OF NEW JERSEY AND APPELLATE COURTS FROM ANY THEREOF; and

      B. CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN

ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

      SECTION 16. WAIVERS OF JURY TRIAL.

      THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                                         JRC Acquisition Corp.


                                         By:
                                            -----------------------------------
                                            Name:  Lewis I. Rothman
                                            Title: President

                                                                     Exhibit C-2

                                PLEDGE AGREEMENT
               (by L&LR, Inc. of Capital Stock of JRC Acquisition.
                      in connection with Tender Offer Loan)

      THIS PLEDGE AGREEMENT (the "Agreement") dated August __, 2000 by L&LR, Inc. (the "Pledgor"), in favor of The Chase Manhattan Bank as collateral agent (the "Agent") for the benefit of the lenders which are from time to time parties to that certain Credit Agreement (the "Credit Agreement") of even date among the Pledgor, JRC Acquisition Corp., the Agent and such lenders.

                                    RECITALS

      A. The Pledgor is the owner of all the capital shares of JRC Acquisition Corp., a Delaware corporation (the "Issuer"); and

      B. Under the terms of the Credit Agreement, the Pledgor is required to grant to the Agent a perfected security interest in all of the shares of the Issuer now owned or hereafter acquired by the Pledgor.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor agrees as follows:

SECTION 1.  DEFINITIONS.

      Capitalized terms whose meaning is not otherwise defined herein shall have the meaning assigned in the Credit Agreement. The following terms, as used herein, have the following respective meanings:

      "AGENT" has the meaning assigned to such term in the Preamble to this Agreement.

      "AGREEMENT" means this Pledge Agreement and any modifications or amendments thereof.

      "COLLATERAL" has the meaning assigned to such term in SECTION 3.

      "CREDIT AGREEMENT" has the meaning assigned to such term in the Preamble to this Agreement.

      "ISSUER" has the meaning assigned to such term in the Recitals.

      "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

      "PERSON" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

      "PLEDGED STOCK" means all of the capital stock of the Issuer.

      "PLEDGOR" has the meaning assigned to such term in the Preamble.

      "SECURED OBLIGATIONS" means all present and future obligations of the Pledgor to the Lenders and the Agent, which may arise out of, under or in connection with the Credit Agreement, this Agreement or the Loan Documents including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

      "SECURITY INTERESTS" means the security interests in the Collateral granted in favor of the Agent hereunder securing the Secured Obligations.

      Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.

      SECTION 2. REPRESENTATIONS AND WARRANTIES.

      The Pledgor represents and warrants as follows:

      A. TITLE TO COLLATERAL; NO RESTRICTIONS ON TRANSFER. The Pledgor owns directly all of the Pledged Stock, free and clear of any Lien other than the Security Interests. There is no restriction on the pledge or transfer of any of the Pledged Stock, other than restrictions referenced on the face of any certificates evidencing the Pledged Stock delivered to the Agent.

      B. PLEDGED STOCK. None of the Pledged Stock is subject to any option to purchase or similar rights of any Person nor is it subject to any legal or equitable claim or interest whatsoever. The Pledgor is not nor will it become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Stock with respect thereto.

      C. VALIDITY, PERFECTION AND PRIORITY OF SECURITY INTERESTS. Upon the delivery to the Agent of all certificates evidencing the Pledged Stock, the Agent will have a valid and perfected security interest in the Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. The Pledgor has not performed nor will it perform any acts which might prevent the Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Agent in any such enforcement.

      D. NO OTHER LIENS. The Pledgor will not grant nor suffer to exist any Liens on the Collateral, other than those permitted under this Agreement.

      SECTION 3. THE SECURITY INTERESTS.

      In order to secure the full and punctual payment of the Secured Obligations of the Pledgor in accordance with the terms thereof, and to secure the performance of all the obligations of the Pledgor hereunder:

      A. GRANT OF SECURITY INTERESTS. The Pledgor grants to the Agent for the ratable benefit of the Lenders a security interest in the Pledged Stock, and all of its rights and privileges with respect thereto, including all proceeds, income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto (the "Collateral").

      B. ADDITIONAL PLEDGED STOCK. In the event that the Issuer at any time issues any additional or substitute shares of capital stock of any class, the Pledgor will immediately deliver, or cause to be immediately delivered, to the Agent certificates representing all such shares as additional security for the Secured Obligations. All such shares shall constitute Pledged Stock and are subject to all provisions of this Agreement.

      SECTION 4. DELIVERY.

      All certificates representing Pledged Stock shall be delivered to the Agent by the Pledgor pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Agent.

      SECTION 5. FILING; FURTHER ASSURANCES.

      The Pledgor agrees that it will, at its expense and in such manner and form as the Agent may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Agent may reasonably request, in order to create, preserve, perfect or validate the Security Interests in the Collateral or to enable the Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes the Agent to execute and file, in the name of Pledgor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

      SECTION 6. RECORD OWNERSHIP OF PLEDGED STOCK; NOTICES.

      The Agent may at any time or from time to time, in its sole discretion, provided an Event of Default shall have occurred and be continuing, cause any or all of the Pledged Stock to be transferred of record into the name of the Agent or its nominee. The Pledgor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the Pledgor and the Agent will promptly give to the Pledgor copies of any notices and communications received by the Agent with respect to Pledged Stock registered in the name of the Agent or its nominee.

      SECTION 7. RIGHT TO RECEIVE DISTRIBUTIONS ON COLLATERAL.

      All dividends and distributions (including without limitation all distributions which constitute a return of capital, that is, a partial or complete liquidation) made upon or with respect to the Collateral shall be delivered to the Agent as Collateral in the same form as received (with any necessary endorsement).

      SECTION 8. RIGHT TO VOTE PLEDGED STOCK.

      Unless an Event of Default shall have occurred and be continuing, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any or all of the Pledged Stock.

      If an Event of Default shall have occurred and be continuing, the Agent shall have the right, to the extent permitted by law, and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action, with respect to any or all of the Pledged Stock with the same force and effect as if the Agent were the absolute and sole owner thereof.

      SECTION 9. GENERAL AUTHORITY.

      The Pledgor hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Pledgor, the Agent or otherwise, for the sole use and benefit of the Agent, but at the expense of the Pledgor, to the extent permitted by law to exercise, if an Event of Default shall have occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

      A. to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

      B. to settle, compromise, prosecute or defend any action or proceeding with respect thereto,

      C. to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

      D. to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

      PROVIDED that the Agent shall give the Pledgor not less than ten days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. The Agent and the Pledgor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

      SECTION 10. REMEDIES UPON EVENT OF DEFAULT.

      A. SALE. If any Event of Default shall have occurred and be continuing, the Agent may exercise all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in SECTION 12 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all of the Secured Obligations in full, sell such Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory and apply the proceeds thereof as specified in SECTION 12. The Agent may be the purchaser of any or all of the Collateral so sold at any public sale. The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

      B. PRIVATE SALE. The Pledgor further acknowledges that the Agent may deem it impracticable to effect a public sale of any part of the securities included in the Collateral, and therefore authorizes the Agent in connection with any such private sale, if the Agent deems it advisable to do so, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Stock to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such securities, (ii) to cause to be placed on certificates for any or all of the Pledged Stock or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Agent deems necessary or advisable in order to comply with said Act or any other law.

      C. NOTICE. The notice (if any) of such sale required by SECTION 9 shall
(i) in case of a public sale, state the time and place fixed for such sale, (ii) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

      D. OTHER REMEDIES. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

      SECTION 11. EXPENSES.

      The Pledgor agrees that it will forthwith upon demand pay to the Agent:

      A. the amount of any taxes which the Agent may have been required to pay by reason of the Security Interests with respect to the Collateral or to free any of the Collateral from any Lien thereon, and

      B. the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, which the Agent may incur in connection with (i) the administration or enforcement of this Agreement with respect to the Collateral, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interests therein, (ii) the collection, sale or other disposition of any of the Collateral, (iii) the exercise by the Agent of any of the rights conferred upon it hereunder with respect to the Collateral or
(iv) any Default or Event of Default.

      Any such amount not paid on demand shall bear interest for each day until paid at an interest rate of 15% per annum.

      SECTION 12. APPLICATION OF PROCEEDS.

      Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral of the Pledgor and any cash held in respect thereof shall be applied by the Agent in the following order of priorities:

      FIRST, to payment of the reasonable expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other expenses for which the Agent is to be reimbursed pursuant to SECTION 11 hereof;

      SECOND, to the payment of accrued but unpaid interest on the Secured Obligations;

      THIRD, to the payment of unpaid principal of the Secured Obligations;

      FOURTH, to the payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

      FINALLY, to payment to the Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      SECTION 13. GENERAL TERMS.

      A. NOTICES. All notices, communications and distributions to any party hereunder shall be in writing and shall be given to such party in the manner specified in the Credit Agreement.

      B. WAIVERS, NON-EXCLUSIVE REMEDIES. No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement are cumulative and are not exclusive of any other remedies provided by law.

      C. SUCCESSORS AND ASSIGNS. This Agreement is for the benefit of the Agent and its successors and assigns. This Agreement shall be binding on the Pledgor and its successors and assigns.

      D. CHANGES IN WRITING. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally.

      E. LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to the conflict of laws principles thereof) except to the extent that the laws of another state govern the creation or perfection of the security interest hereunder.

      F. SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or enforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

      SECTION 14. AGENT.

      The Pledgor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Agent and the Lenders, be governed by the Credit Agreement and such other agreements with respect thereto as may exist from time to time among them but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and Pledgor shall not be under any obligation or entitlement to make any inquiry respecting such authority.

      SECTION 15. SUBMISSION TO JURISDICTION; WAIVERS.

      THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

      A. SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATES OF NEW YORK AND NEW JERSEY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE DISTRICT OF NEW JERSEY AND APPELLATE COURTS FROM ANY THEREOF; and

      B. CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

      SECTION 16. WAIVERS OF JURY TRIAL.

      THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.


                                   L&LR, Inc.


                                   By:
                                      ------------------------------------------
                                      Lewis I. Rothman
                                      President

                                                                     Exhibit C-3

                      AMENDED AND RESTATED PLEDGE AGREEMENT
              (by L&LR, Inc. of Capital Stock of 800-JR CIGAR, Inc.
                    after the effective date of the merger
                  in connection with the Tender Offer Loan)

      THIS AMENDED AND RESTATED PLEDGE AGREEMENT (the "Agreement") dated August __, 2000 by L&LR, Inc. (the "Pledgor"), in favor of The Chase Manhattan Bank as collateral agent (the "Agent") for the benefit of the lenders which are from time to time parties to that certain Credit Agreement (the "Credit Agreement") of even date among the Pledgor, JRC Acquisition Corp., the Agent and such lenders.

                                    RECITALS

      A. Under the terms of Pledge Agreement dated August __, 2000 (the "Existing Pledge Agreement"), the Pledgor has previously pledged to the Agent all of the capital stock of JRC Acquisition Corp. to secure its obligations under the Credit Agreement.

      B. Under the terms of Pledge Agreement dated August __, 2000, JRC Acquisition Corp. has pledged to the Agent certain shares of 800-JR CIGAR, Inc. to secure its obligations under the Credit Agreement.

      C. As a result of a merger (the "Merger") of JRC Acquisition Corp. with and into 800-JR CIGAR, Inc., Pledgor is now the owner of all the capital stock of the surviving corporation which is known as 800-JR CIGAR, Inc. (such surviving corporation as successor to JRC Acquisition Corp. and 800-JR CIGAR, Inc. is hereafter referred to as the "Issuer"); and

      D. Under the terms of the Credit Agreement, the Pledgor is required to amend and restate the Existing Pledge Agreement to reflect the Merger and Agent's perfected security interest in all of the shares of the Issuer as surviving corporation in the Merger now owned or hereafter acquired by the Pledgor.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor agrees as follows:

      SECTION 1. DEFINITIONS.

      Capitalized terms whose meaning is not otherwise defined herein shall have the meaning assigned in the Credit Agreement. The following terms, as used herein, have the following respective meanings:

      "AGENT" has the meaning assigned to such term in the Preamble to this Agreement.

      "AGREEMENT" means this Pledge Agreement and any modifications or amendments thereof.

      "COLLATERAL" has the meaning assigned to such term in SECTION 3.

      "CREDIT AGREEMENT" has the meaning assigned to such term in the Preamble to this Agreement.

      "ISSUER" has the meaning assigned to such term in the Recitals.

      "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

      "PERSON" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

      "PLEDGED STOCK" means all of the capital stock of the Issuer.

      "PLEDGOR" has the meaning assigned to such term in the Preamble.

      "SECURED OBLIGATIONS" means all present and future obligations of the Pledgor to the Lenders and the Agent, which may arise out of, under or in connection with the Credit Agreement, this Agreement or the Loan Documents including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

      "SECURITY INTERESTS" means the security interests in the Collateral granted in favor of the Agent hereunder securing the Secured Obligations.

      Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.

      SECTION 2. REPRESENTATIONS AND WARRANTIES.

      The Pledgor represents and warrants as follows:

      A. TITLE TO COLLATERAL; NO RESTRICTIONS ON TRANSFER. The Pledgor owns directly all of the Pledged Stock, free and clear of any Lien other than the Security Interests. There is no restriction on the pledge or transfer of any of the Pledged Stock, other than restrictions referenced on the face of any certificates evidencing the Pledged Stock delivered to the Agent.

      B. PLEDGED STOCK. None of the Pledged Stock is subject to any option to purchase or similar rights of any Person nor is it subject to any legal or equitable claim or interest whatsoever. The Pledgor is not nor will it become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Stock with respect thereto.

      C. VALIDITY, PERFECTION AND PRIORITY OF SECURITY INTERESTS. Upon the delivery to the Agent of all certificates representing the Pledged Stock, the Agent will have a valid and perfected security interest in the Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. The Pledgor has not performed nor will it perform any acts which might prevent the Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Agent in any such enforcement.

      D. NO OTHER LIENS. The Pledgor will not grant nor suffer to exist any Liens on the Collateral, other than those permitted under this Agreement.

      SECTION 3. THE SECURITY INTERESTS.

      In order to secure the full and punctual payment of the Secured Obligations of the Pledgor in accordance with the terms thereof, and to secure the performance of all the obligations of the Pledgor hereunder:

      A. GRANT OF SECURITY INTERESTS. The Pledgor grants to the Agent for the ratable benefit of the Lenders a security interest in the Pledged Stock, and all of its rights and privileges with respect thereto, including all proceeds, income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto (the "Collateral").

      B. ADDITIONAL PLEDGED STOCK. In the event that the Issuer at any time issues any additional or substitute shares of capital stock of any class, the Pledgor will immediately deliver, or cause to be immediately delivered, to the Agent certificates representing all such shares as additional security for the Secured Obligations. All such shares shall constitute Pledged Stock and are subject to all provisions of this Agreement.

      SECTION 4. DELIVERY.

      All certificates representing Pledged Stock will be delivered to the Agent by the Pledgor pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Agent.

      SECTION 5. FILING; FURTHER ASSURANCES.

      The Pledgor agrees that it will, at its expense and in such manner and form as the Agent may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Agent may reasonably request, in order to create, preserve, perfect or validate the Security Interests in the Collateral or to enable the Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes the Agent to execute and file, in the name of Pledgor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

      SECTION 6. RECORD OWNERSHIP OF PLEDGED STOCK; NOTICES.

      The Agent may at any time or from time to time, in its sole discretion, provided an Event of Default shall have occurred and be continuing, cause any or all of the Pledged Stock to be transferred of record into the name of the Agent or its nominee. The Pledgor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the Pledgor and the Agent will promptly give to the Pledgor copies of any notices and communications received by the Agent with respect to Pledged Stock registered in the name of the Agent or its nominee.

      SECTION 7. RIGHT TO RECEIVE DISTRIBUTIONS ON COLLATERAL.

      All dividends and distributions (including without limitation all distributions which constitute a return of capital, that is, a partial or complete liquidation) made upon or with respect to the Collateral shall be delivered to the Agent as Collateral in the same form as received (with any necessary endorsement).

      SECTION 8. RIGHT TO VOTE PLEDGED STOCK.

      Unless an Event of Default shall have occurred and be continuing, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any or all of the Pledged Stock.

      If an Event of Default shall have occurred and be continuing, the Agent shall have the right, to the extent permitted by law, and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action, with respect to any or all of the Pledged Stock with the same force and effect as if the Agent were the absolute and sole owner thereof.

      SECTION 9. GENERAL AUTHORITY.

      The Pledgor hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Pledgor, the Agent or otherwise, for the sole use and benefit of the Agent, but at the expense of the Pledgor, to the extent permitted by law to exercise, if an Event of Default shall have occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

      A. to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

      B. to settle, compromise, prosecute or defend any action or proceeding with respect thereto,

      C. to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

      D. to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

      PROVIDED that the Agent shall give the Pledgor not less than ten days, prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. The Agent and the Pledgor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

      SECTION 10. REMEDIES UPON EVENT OF DEFAULT.

      A. SALE. If any Event of Default shall have occurred and be continuing, the Agent may exercise all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in SECTION 12 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all of the Secured Obligations in full, sell such Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory and apply the proceeds thereof as specified in SECTION 12. The Agent may be the purchaser of any or all of the Collateral so sold at any public sale. The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

      B. PRIVATE SALE. The Pledgor further acknowledges that the Agent may deem it impracticable to effect a public sale of any part of the securities included in the Collateral, and therefore authorizes the Agent in connection with any such private sale, if the Agent deems it advisable to do so, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Stock to a limited number of sophisticated investors who will represent and agree that they are


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

purchasing for their own account for investment and not with a view to the distribution or sale of any of such securities, (ii) to cause to be placed on certificates for any or all of the Pledged Stock or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Agent deems necessary or advisable in order to comply with said Act or any other law.

      C. NOTICE. The notice (if any) of such sale required by SECTION 9 shall
(i) in case of a public sale, state the time and place fixed for such sale, (ii) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

      D. OTHER REMEDIES. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

      SECTION 11. EXPENSES.

      The Pledgor agrees that it will forthwith upon demand pay to the Agent:

      A. the amount of any taxes which the Agent may have been required to pay by reason of the Security Interests with respect to the Collateral or to free any of the Collateral from any Lien thereon, and

      B. the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, which the Agent may incur in connection with (i) the administration or enforcement of this Agreement with respect to the Collateral, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interests therein, (ii) the collection, sale or other disposition of any of the Collateral, (iii) the exercise by the Agent of any of the rights conferred upon it hereunder with respect to the Collateral or
(iv) any Default or Event of Default.

      Any such amount not paid on demand shall bear interest for each day until paid at an interest rate of 15% per annum.

      SECTION 12. APPLICATION OF PROCEEDS.

      Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral of the Pledgor and any cash held in respect thereof shall be applied by the Agent in the following order of priorities:

      FIRST, to payment of the reasonable expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other reimbursed expenses for which the Agent is to be reimbursed pursuant to SECTION 11 hereof;

      SECOND, to the payment of accrued but unpaid interest on the Secured Obligations;

      THIRD, to the payment of unpaid principal of the Secured Obligations;

      FOURTH, to the payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

      FINALLY, to payment to the Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      SECTION 13. GENERAL TERMS.

      A. NOTICES. All notices, communications and distributions to any party hereunder shall be in writing and shall be given to such party in the manner specified in the Credit Agreement.

      B. WAIVERS, NON-EXCLUSIVE REMEDIES. No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement are cumulative and are not exclusive of any other remedies provided by law.

      C. SUCCESSORS AND ASSIGNS. This Agreement is for the benefit of the Agent and its successors and assigns. This Agreement shall be binding on the Pledgor and its successors and assigns.

      D. CHANGES IN WRITING. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally.

      E. LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to the conflict of laws principles thereof) except to the extent that the laws of another state govern the creation or perfection of the security interest hereunder.

      F. SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or enforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

      SECTION 14. AGENT.

      The Pledgor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Agent and the Lenders, be governed by the Credit Agreement and such other agreements with respect thereto as may exist from time to time among them but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and Pledgor shall not be under any obligation or entitlement to make any inquiry respecting such authority.

      SECTION 15. SUBMISSION TO JURISDICTION; WAIVERS.

      THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

      A. SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATES OF NEW YORK AND NEW JERSEY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE DISTRICT OF NEW JERSEY AND APPELLATE COURTS FROM ANY THEREOF; and

      B. CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

      SECTION 16. WAIVERS OF JURY TRIAL.

      THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.


                                   L&LR, Inc.


                                    By:
                                       -----------------------------------------
                                         Lewis I. Rothman
                                         President


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